EXHIBIT 99

                           MERCHANTS BANCSHARES, INC.
            Bay St. Louis - Gulfport - Long Beach - Waveland - Biloxi
                                   Mississippi

                    This Proxy is Solicited on Behalf of the
              Board of Directors of the Merchants Bancshares, Inc.

     The undersigned shareholder of Merchants Bancshares, Inc. (the "Company"), a Mississippi corporation, hereby constitutes and appoints Guy C. Billups, Jr. and W. R. Allison, or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned, and to vote all of the shares of Company common stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company which will be held at the Merchants Bank Building (second floor) in Gulfport, Mississippi, at _____ p.m. on the __th day of _____, 1997 (the "Special Meeting"), and at any adjournments or postponements thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH HEREIN.

     The Board of Directors of the Company recommends that you vote "FOR" approval of the Plan of Merger described in Item 1 on reverse.

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY



PLEASE MARK YOUR CHOICE LIKE
THIS |X|  IN BLUE OR BLACK INK


Item    1. A proposal to approve an Agreement and Plan of Merger, dated as of
           November 14, 1996 between Whitney Holding Corporation ("Whitney"), the Company and Merchants Bank & Trust Company (the "Bank") and the related Joint Agreement of Merger between the Company and Whitney (collectively, the "Plan of Merger") pusuant to which, among other things: (a) the Company would merge into Whitney, (b) the Bank would merge into Whitney National Bank of Mississippi, a newly formed, wholly-owned bank subsidiary of Whitney, and (c) each outstanding share of common stock of the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger.

                  For                      Against                   Abstain
                    _                        _                         _
                   |_|                      |_|                       |_|

Item    2. In their discretion, to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

         The  undersigned  hereby   acknowledges   receipt  of  a  copy  of  the
accompanying Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus and hereby revokes any proxy or proxies heretofore given.

Date________________________________     Signature______________________________

                                         Number of Shares:______________________

Please mark, date and sign as your name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.

                         MERCHANTS BANK & TRUST COMPANY
            Bay St. Louis - Gulfport - Long Beach - Waveland - Biloxi
                                   Mississippi

                    This Proxy is Solicited on Behalf of the
            Board of Directors of the Merchants Bank & Trust Company

         The undersigned shareholder of Merchants Bank & Trust Company (the "Bank"), a Mississippi state chartered bank, hereby constitutes and appoints Guy
C. Billups, Jr. and W. R. Allison, or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned, and to vote all of the shares of Bank common stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank which will be held at the Merchants Bank Building (second floor) in Gulfport, Mississippi, at _____ p.m. on the __th day of _______, 1997 (the "Special Meeting"), and at any adjournments or postponements thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH HEREIN .

         The Board of Directors of the Bank recommends that you vote "FOR" approval of the Plan of Merger described in Item 1 on reverse.

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY


PLEASE MARK YOUR CHOICE LIKE
THIS |X|  IN BLUE OR BLACK INK


Item    1. A proposal to approve an Agreement and Plan of Merger, dated as of
           November 14, 1996 between Whitney Holding Corporation ("Whitney"), Merchants Bancshares, Inc. (the "Company") and the Bank and the related Agreement of Merger between the Bank and Whitney National Bank of Mississippi (collectively, the "Plan of Merger") pusuant to which, among other things: (a) the Company would merge into Whitney,
           (b) the Bank would merge into Whitney National Bank of Mississippi, a newly formed, wholly-owned bank subsidiary of Whitney, and (c) each outstanding share of common stock of the Bank not owned by the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger.

               For                      Against                   Abstain
                _                        _                         _
               |_|                      |_|                       |_|

Item    2. In their discretion, to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

         The  undersigned  hereby   acknowledges   receipt  of  a  copy  of  the
accompanying   Notice   of   Special   Meeting   of   Shareholders   and   Proxy
Statement-Prospectus and hereby revokes any proxy or proxies heretofore given.

Date________________________________     Signature______________________________

                                         Number of Shares:______________________

Please mark, date and sign as your name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.